Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gentium S.p.A. 2007 Stock Option Plan, as amended, of our reports dated March 30, 2012, with respect to the consolidated financial statements of Gentium S.p.A. and the effectiveness of internal control over financial reporting of Gentium S.p.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

Reconta Ernst & Young S.p.A.

/s/ Reconta Ernst & Young S.p.A.

Milan, Italy

May 4, 2012